UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 27, 2011
TERREMARK WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12475	84-0873124

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Biscayne Tower
2 South Biscayne Boulevard, Suite 2800
Miami, Florida 33131
(Address of principal executive office)
Registrant’s telephone number, including area code: (305) 961-3200
Copies of all communications to:

Terremark Worldwide, Inc.	Greenberg Traurig, LLP	Greenberg Traurig, P.A.
One Biscayne Tower	MetLife Building	333 Avenue of the Americas
2 South Biscayne Boulevard	250 Park Avenue	(333 S.E. 2nd Avenue)
Suite 2800	New York, NY 10166	Suite 4400
Miami, FL 33131	(212) 801-9200	Miami, FL 33131
(305) 961-3200	Attn: Clifford E. Neimeth	(305) 579-0500
Attn: Adam T. Smith, Chief		Attn: Jaret L. Davis
Legal Officer

Greenberg Traurig, LLP
2375 East Camelback Road
Suite 700
Phoenix, AZ 85016
(602) 445-8000
Attn: Clifford E. Neimeth

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-99.1
EX-99.2

Item 1.01	Entry into a Material Definitive Agreement.
     On January 27, 2011, Terremark Worldwide, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Verizon Communications Inc., a Delaware corporation (“Parent”), and Verizon Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”). Capitalized terms used and not defined herein have the respective meanings assigned to them in the Merger Agreement filed herewith as Exhibit 2.1 to this Current Report on Form 8-K.
     The Offer and the Merger
     Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser will commence a tender offer (the “Offer”) no earlier than the tenth (10th) business day and no later than the fifteenth (15th) business day following January 27, 2011 to acquire all outstanding shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) at a purchase price of $19.00 per share, net to the seller in cash (the “Offer Price”), less any required withholding taxes. The Merger Agreement further provides that, following completion of the Offer, Purchaser will merge with and into the Company, with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of Parent (the “Merger”).
     Conditions to the Offer
     The obligation of Purchaser to purchase shares of Common Stock validly tendered in the Offer and not withdrawn is subject to the satisfaction or, to the extent permitted by the Merger Agreement and applicable law, waiver of certain conditions set forth in the Merger Agreement (the “Offer Conditions”), including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the consummation of the Offer and the other transactions contemplated by the Merger Agreement not being unlawful, and other customary tender offer closing conditions. In addition, it is a condition to Purchaser’s obligation to purchase the shares of Common Stock tendered in the Offer that the number of the outstanding shares validly tendered and not withdrawn, together with any shares of Common Stock then owned by Parent and its affiliates, represents more than 50% of the shares of Common Stock then outstanding, determined on a fully diluted basis (the “Minimum Tender Condition”).
     To the extent permitted by applicable law, Parent and Purchaser may waive any of the Offer Conditions (other than the Minimum Tender Condition), to increase the Offer Price and to make any other changes in the terms of the Offer; however, without the prior written consent of the Company, neither Parent nor Purchaser may make any change that (i) decreases the Offer Price, (ii) changes the form of consideration to be paid in the Offer, (iii) reduces the maximum number of shares of Common Stock sought to be purchased in the Offer, (iv) imposes conditions to the Offer in addition to the Offer Conditions, (v) amends, modifies or waives the Minimum Tender Condition, (vi) modifies or amends any of the Offer Conditions in any manner adverse to the holders of Common Stock or (vii) except as described below, extends the initial Offer expiration date.
     Permissible Extensions of the Offer
     The Offer initially will be scheduled to expire at midnight, New York City time, on the twentieth (20th) business day following the commencement of the Offer. If at any scheduled expiration of the Offer, any Offer Condition is not then satisfied or, to the extent permitted by the Merger Agreement and applicable law, waived, then Purchaser must extend the Offer on one or more occasions for consecutive periods of at least five (5), but no more than ten (10), business days each as determined by Parent (or for such longer period(s) as Parent and the Company may otherwise agree) to permit such Offer Conditions to be satisfied. Moreover, Purchaser will extend the expiration of the Offer on one or more occasions for the minimum period(s) required by applicable law, including regulations of the Securities and Exchange Commission (the “SEC”) and of Nasdaq applicable to the Offer. In all cases, however, Purchaser is not required to extend the expiration of the Offer to any date subsequent to July 31, 2011 (the “Walk-Away Date”).
     Top-Up Option and Subsequent Offering Period
     The Company has granted to Purchaser an irrevocable right (the “Top-Up Option”) to purchase from the Company at the Offer Price such number of authorized and unissued shares of Common Stock (the “Top-Up Shares”) that, when added to the number of shares of Common Stock then owned by Purchaser, Parent and its subsidiaries at the time of exercise of the Top-Up Option, constitutes one share of Common Stock more than 90% of the outstanding shares of Common Stock after giving effect to the issuance of the Top-Up Shares. The Top-Up Option is exercisable by Purchaser, in whole and not in part, at any time during the ten (10)-business-day period immediately following consummation of the Offer (such consummation of the Offer, the “Offer Closing”). Purchaser has no obligation to exercise the Top-Up Option.
     In addition, following the Offer Closing and, if Purchaser elects to exercise the Top-Up Option, prior to such exercise, Purchaser has reserved the right, but has no obligation, to commence and conduct for no fewer than three (3) business days in accordance with Rule 14d-11 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a “subsequent offering period” whereby Purchaser would offer to purchase at the Offer Price, on a daily “as tendered” basis, all shares of Common Stock then outstanding that were not tendered by holders of Common Stock in the initial Offer and accepted for payment and purchased by Purchaser at the Offer Closing, if, immediately following the Offer Closing, Purchaser does not then own at least 90% of all then outstanding shares of Common Stock.
     Right of Purchaser to Terminate the Offer; Pursuit of a One-Step Merger
     If at any then-scheduled expiration date of the Offer occurring after the later of (i) April 4, 2011 and (ii) the first date on which the Company is entitled to mail to holders of Common Stock its definitive proxy materials with respect to the adoption of the Merger Agreement, any Offer Condition (including the Minimum Tender Condition) shall not have been satisfied or, to the extent permitted by the Merger Agreement and applicable law, waived, Purchaser can elect (but is not required) to irrevocably and unconditionally terminate the Offer. If Purchaser so elects to terminate the Offer, the parties have agreed that Purchaser thereupon shall concurrently pursue consummation of the Merger in a one-step transaction without having acquired any shares of Common Stock in the Offer. Notwithstanding the foregoing, if all of the Offer Conditions other than the Minimum Tender Condition have been satisfied or, to the extent permitted by the Merger Agreement and applicable law, waived, Purchaser can elect to terminate the Offer ten (10) days after the date on which all of the Offer Conditions, other than the Minimum Tender Condition, have been satisfied or, to the extent permitted by the Merger Agreement and applicable law, waived (but not before April 27, 2011) and in such event, either Parent or the Company may elect to terminate the Merger Agreement.
     The Merger
     The Merger will be effected as soon as practicable following consummation of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement.

In the Merger, each outstanding share of Common Stock, other than shares of Common Stock owned by Parent or Purchaser or by stockholders who have validly exercised their appraisal rights under Delaware law, will be converted into the right to receive cash in an amount equal to the Offer Price, less any required withholding taxes.
     If, following completion of the Offer, consummation of any “subsequent offering period” (if conducted by Purchaser), and any exercise by Purchaser of the Top-Up Option, Parent, Purchaser and any of their respective affiliates then own more than 90% of the outstanding shares of Common Stock, the Merger will be completed without a meeting of the holders of Common Stock pursuant to Delaware’s “short-form” merger statute. Otherwise, the Company will establish a record date for, call and convene a special meeting of the holders of Common Stock to obtain the vote of such holders with respect to the adoption of the Merger Agreement (“Stockholder Approval”).
     Company No-solicitation Covenant and Permitted Response to Unsolicited Competing Takeover Proposals
     The Company is not permitted to solicit, initiate or knowingly encourage the submission or announcement of any inquiries, or offers that constitute or would reasonably be expected to lead to any “Takeover Proposal” (as defined in the Merger Agreement). However, until the earlier to occur of the Offer Closing or receipt of the Company Stockholder Approval, the Company can respond to any unsolicited, bona fide written Takeover Proposal if, and only if, the Company’s board of directors (the “Company Board”) determines, in good faith, after consultation with its outside legal advisor and financial advisor, that an unsolicited Takeover Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal (as defined in the Merger Agreement). In such instance the Company can, subject to certain restrictions (regarding confidentiality and providing certain notifications and materials to Parent), furnish such third party with information (including non-public information) with respect to the Company and otherwise can engage in discussions and negotiations with such third party regarding its Takeover Proposal. In connection with furnishing information to a third party who, on an unsolicited basis, has submitted to the Company a Takeover Proposal that the Company Board determines, in good faith, after consultation with its outside legal advisor and financial advisor, constitutes, or is reasonable likely to lead to, a Superior Proposal, the Company is not required to enter into any standstill agreement with such third party.
     Change in Recommendation by the Company Board; Company Fiduciary Termination Right and Other Events of Termination of the Merger Agreement; Two-tier Termination fee in Certain Circumstances
     The Company Board may rescind, withdraw or change in a manner adverse to Parent its recommendation that the Company’s stockholders tender their shares of Common Stock in the Offer and, as applicable, vote for the adoption of the Merger Agreement (a “Recommendation Change”), irrespective of whether such Recommendation Change relates to a Superior Proposal, if the Company Board determines in good faith, after consultation with outside counsel, that the failure to make a Recommendation Change would be inconsistent with its fiduciary duties under applicable law. In addition, if the Board makes a Recommendation Change with respect to a Superior Proposal, the Company can terminate the Merger Agreement and enter into a definitive agreement for such Superior Proposal. Before the Company Board can make any Recommendation Change and, solely in the case of a Superior Proposal, terminate the Merger

Agreement and enter into a definitive agreement for such Superior Proposal, the Company must give Parent three (3) business days advance written notice of its intention to make such Recommendation Change. During the ensuing three (3)-business-day-period, the Company must negotiate with Parent in good faith and consider in good faith all amendments to the Merger Agreement that Parent offers to the Company in writing (including with respect to the Offer Price and the Merger Consideration (as defined in the Merger Agreement)) to enable the Company Board in good faith, after consultation with the Company’s outside legal advisor and financial advisor, to determine that, were the amendments offered by Parent to be given effect, the Superior Proposal would no longer constitute such and, therefore, that it no longer is necessary for the Company Board to make a Recommendation Change and, solely in the case of a Superior Proposal, terminate the Merger Agreement and enter into a definitive agreement for such Superior Proposal. If the Company Board proposes to make a Recommendation Change in the case of a Superior Proposal, and such Superior Proposal is materially amended following the Company’s initial notice to Parent of such Superior Proposal, then the Company must provide two (2) business days advance written notice of such amendment and must again negotiate in good faith with Parent to amend the terms of the Merger Agreement to enable the Company Board to determine that it is no longer necessary to make a Recommendation Change, terminate the Merger Agreement and enter into a definitive agreement for a Superior Proposal. There are no limitations on Purchaser’s “last-look” rights as described above.
     The Merger Agreement contains certain termination rights for Parent and the Company including, with respect to the Company, in the event that the Company makes a Recommendation Change with respect to a Superior Proposal and enters into a definitive agreement for such Superior Proposal to the extent permitted by the Merger Agreement and as described above. Parent can also terminate the Merger Agreement in the case of any Recommendation Change made by the Company.
     In connection with the Company’s termination of the Merger Agreement pursuant to any Recommendation Change with respect to a Superior Proposal and the Company’s execution of a definitive agreement for such Superior Proposal, the Company must pay or cause to be paid to Parent, concurrently with and as a condition to such termination, a termination fee equal to $52.5 million, unless the Company terminates the Merger Agreement on or prior to February 26, 2011, in which case the termination fee payable to Parent in this circumstance would be $37.5 million.
     The Merger Agreement also provides for the Company’s payment to Parent of a $52.5 million termination fee and the reimbursement of certain of Parent’s and Purchaser’s out-of-pocket expenses not to exceed $7.5 million in certain circumstances where Parent has the right to terminate the Merger Agreement (provided that any reimbursement of expenses is credited against the payment of the termination fee), including in the case of any Recommendation Change made by the Company (irrespective of whether in respect of a Superior Proposal), and in certain other circumstances following the public announcement of a Takeover Proposal by a third party.
     The foregoing description of the Merger Agreement is only a summary and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     The Merger Agreement has been filed herewith as required by applicable SEC regulations and solely to inform investors of its terms. The Merger Agreement contains representations, warranties and covenants, which were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger

Agreement, are intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. The holders of Common Stock and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Purchaser or any of their respective subsidiaries or affiliates.

Item 8.01	Other Events.
     Pursuant to separate Tender and Support Agreements, each dated January 27, 2011, entered into with Parent and Purchaser (the “Tender and Support Agreements”), Parent and Purchaser have advised the Company that each of Cyrte Investments GP I BV, Sun Equity Assets Limited and VMware Bermuda Limited (the “Tendering Stockholders”), as an inducement to Parent and Purchaser to enter into the Merger Agreement, has agreed to (i) tender its shares of Common Stock in connection with the Offer, (ii) vote in favor of the Merger and (iii) subject to certain exceptions, refrain from disposing of its shares of Common Stock. The Tender and Support Agreements will terminate automatically upon the termination of the Merger Agreement in accordance with its terms. As of January 26, 2011, the Tendering Stockholders beneficially owned an aggregate of approximately 27.6% of the outstanding Common Stock.
     The Tendering Stockholders have entered into the Tender and Support Agreements solely in their capacities as stockholders and in no other capacity.
     The foregoing description of the Tender and Support of Agreements is only a summary and is qualified in its entirety by reference to the form of Tender and Support Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     Additionally, on January 27, 2011, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement, a copy of which has been filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 27, 2011, among Terremark Worldwide, Inc., Verizon Communications Inc. and Verizon Holdings Inc.(1)

99.1	Form of Tender and Support Agreement

99.2	Joint Press Release of the Terremark Worldwide, Inc. and Verizon Communications Inc., dated January 27, 2011

(1)	The exhibits to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.

     Additional Information and Where to Find It
     The Offer for outstanding shares of Common Stock referred to herein has not yet commenced. This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Common Stock will be made pursuant to an offer to purchase and related materials that Parent and Purchaser intend to file with the SEC. At the time the Offer is commenced, Parent and Purchaser will file with the SEC a tender offer statement on Schedule TO, and the Company will promptly thereafter file with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to the Offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully and considered before any decision is made with respect to the Offer. These materials will be sent free of charge to all stockholders of the Company when available. In addition, all of these materials (and all other materials filed by the Company with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents will be made available by Verizon Communications Inc. at Investor Relations, Verizon Communications Inc., One Verizon Way, Basking Ridge, New Jersey 07920, telephone number (212) 395-1525. Investors and security holders may also obtain free copies of the documents filed with the SEC from the Company by contacting the Company at Terremark Worldwide, Inc., Attention: Investor Relations, One Biscayne Tower, 2 South Biscayne Blvd., Suite 2800, Miami, Florida 33131, telephone number (305) 961-3200 or through the Company’s website, www.terremark.com under “Investors—SEC Filings.”
     The Company intends to file with the SEC a preliminary proxy statement and a definitive proxy statement and other relevant materials in connection with the Merger. The definitive proxy statement will be sent or given to the Company’s stockholders. Before making any voting or investment decision with respect to the Merger, investors and stockholders of the Company are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the Merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or from the Company by contacting the Company at Terremark Worldwide, Inc., Attention: Investor Relations, One Biscayne Tower, 2 South Biscayne Blvd., Suite 2800, Miami, Florida 33131, telephone number (305) 961-3200 or through the Company’s website, www.terremark.com under “Investors—SEC Filings.”
     Participants in the Solicitation
     The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Merger. Information about the Company’s directors and executive officers is set forth in the Company’s proxy statement on Schedule 14A, as amended, filed with the SEC on June 18, 2010 and the Company’s Annual Report on Form 10-K filed with the SEC on June 14, 2010. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Merger will be included in the proxy statement that the Company intends to file with the SEC.

     Safe Harbor Statement
     Certain statements made in this Current Report on Form 8-K that reflect management’s expectations regarding future events are forward-looking in nature and, accordingly, are subject to risks and uncertainties. These forward-looking statements include references to the Company’s announced transaction with Parent and Purchaser. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to, uncertainties as to the timing of the Offer and Merger; uncertainties as to how many of the Company stockholders will tender their shares of Common Stock in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the Offer and the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Offer or the Merger; and other risks and uncertainties discussed in documents filed with the SEC by the Company, as well as the tender offer documents to be filed by Parent and Purchaser and the solicitation/recommendation statement and proxy statement and other relevant materials to be filed by the Company. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We do not undertake any responsibility to update any of these forward-looking statements to conform our prior statements to actual results or revised expectations, except as expressly required by law.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERREMARK WORLDWIDE, INC.
Date: January 27, 2011	By:	/s/ Adam T. Smith
Adam T. Smith
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 27, 2011, among Terremark Worldwide, Inc., Verizon Communications Inc. and Verizon Holdings Inc.(1)

99.1	Form of Tender and Support Agreement

99.2	Joint Press Release of the Terremark Worldwide, Inc. and Verizon Communications Inc., dated January 27, 2011

(1)	The exhibits to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.